Exhibit 4.2

International Lease Finance Corporation

Officers’ Certificate

March 19, 2012

The undersigned, Frederick S. Cromer and Pamela S. Hendry, do hereby certify that they are the duly appointed and acting President and the duly appointed and acting Senior Vice President, Treasurer and Assistant Secretary, respectively, of International Lease Finance Corporation, a California corporation (the “Company”).  Each of the undersigned also hereby certifies, in such person’s capacity as such officer of the Company, pursuant to Sections 301 and 303 of the Indenture, dated as of August 1, 2006, as supplemented by the First Supplemental Indenture, dated as of August 20, 2010, the Second Supplemental Indenture, dated as of December 7, 2010, the Third Supplemental Indenture, dated as of May 24, 2011, the Fourth Supplemental Indenture, dated as of December 22, 2011, and the Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”), dated as of March 19, 2012 (as supplemented, the “Indenture”), each between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), that:

A.                There has been established pursuant to resolutions duly adopted by the Board of Directors of the Company, or a committee thereof (a copy of such resolutions is attached hereto as Exhibit A) the following series of Securities (as that term is defined in the Indenture) to be issued under the Indenture, as follows:

a.               $750,000,000 aggregate principal amount of the 4.875% Senior Notes due 2015 (the “2015 Notes”); and

b.              $750,000,000 aggregate principal amount of the 5.875% Senior Notes due 2019 (the “2019 Notes”, and together with the 2015 Notes, the “Notes”);

B.             The terms of the Notes shall be as follows:

(1)                               the title of the 2015 Notes is “4.875% Senior Notes due 2015” and the title of the 2019 Notes is “5.875% Senior Notes due 2019.”;

(2)                               the initial aggregate principal amount of the 2015 Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any Notes which, pursuant to Section 303 of the Indenture, shall not have been issued and sold by the Company and are therefore deemed never to have been authenticated and delivered hereunder) is $750,000,000; the Company may, from time to time, without the consent of the holders of the Notes, issue additional Securities having the same ranking, interest rate, maturity and other terms as the Notes;

(3)                               the initial aggregate principal amount of the 2019 Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any Notes which, pursuant to Section 303 of the Indenture, shall not have been issued and sold by the Company and are therefore deemed never to have been authenticated and delivered hereunder) is $750,000,000; the Company may, from time to time, without the consent of the holders of the Notes, issue additional Securities having the same ranking, interest rate, maturity and other terms as the Notes;

(4)                               (a) the principal of the 2015 Notes is payable in full on April 1, 2015;

(b) the principal of the 2019 Notes is payable in full on April 1, 2019;

(4)                               the 2015 Notes will bear interest at a rate of 4.875% per year and the 2019 Notes will bear interest at a rate of 5.875% per year, and both the 2015 Notes and the 2019 Notes will be payable semi-annually, in cash in arrears, on April 1 and October 1 of each year, beginning on October 1, 2012, to the persons in whose name the respective Notes are registered at the close of business on the immediately preceding March 15 and September 15, respectively. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months; interest on the Notes will accrue from and including the date the Notes are issued (the “issue date”) or from and including the most recent interest payment date (whether or not such interest payment date was a business day) for which interest has been paid or provided for to but excluding the relevant interest payment date; if an interest payment date falls on a day that is not a Business Day, the interest payment will be postponed to the next succeeding Business Day, with the same force and effect as if made on the date such payment was due, and no interest will accrue as a result of such delay;

(5)                               all payments in respect of a certificated Note (including principal and interest) shall be made at the office of the Trustee, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of 2015 Notes or $1,000,000 aggregate principal amount of 2019 Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion);

(6)                               the Notes are not subject to redemption prior to their stated maturity;

(7)                               the Notes are not subject to any mandatory sinking fund;

(8)                               the Notes will be issued only in fully registered book-entry form without coupons only in minimum denominations of $2,000 principal amount and integral multiples of $1,000 above that amount; and

(9)                               the Notes shall be issued in the form of one or more Global Securities and will be registered in the name of a nominee of DTC, New York, New York. Such Global Securities may be exchanged in whole or in part for individual Securities only on the terms and conditions set forth in the Indenture.  The initial Depositary for such Global Securities shall be The Depository Trust Company.

C.             The form of the Global Securities is attached hereto as Exhibit B-1 and Exhibit B-2 for the 2015 Notes and 2019 Notes, respectively.

The foregoing form and terms of the Securities have been established in conformity with the provisions of the Indenture.

E.              Each of the undersigned has read the provisions of Sections 301 and 303 of the Indenture and the definitions relating thereto and the resolutions adopted by the Directors of the Company and delivered herewith.  In the opinion of each of the undersigned, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not all conditions precedent to be satisfied by the Company provided in the Indenture relating to the establishment, authentication and delivery by the Trustee of a series of Securities under the Indenture, designated as the Securities in this Officers’ Certificate, and the execution of the Fifth Supplemental Indenture have been complied with.  In the opinion of each of the undersigned, all such conditions precedent to be satisfied by the Company have been complied with.

The undersigned Secretary, by execution of this Certificate, thereby certifies the actions taken by the Board of Directors of the Company in authorizing and approving the specific terms of the Securities.

Capitalized terms herein not defined herein shall have the meanings assigned to such terms in the Indenture.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have signed this Officers’ Certificate as of the date first written above.

By:	/s/ Frederick S. Cromer
Name: Frederick S. Cromer
Title: President

By:	/s/ Pamela S. Hendry
Name: Pamela S. Hendry
Title: Senior Vice President, Treasurer
and Assistant Secretary